Exhibit 10.77

SETTLEMENT AGREEMENT AND GENERAL RELEASE

The parties to this Settlement Agreement and General Release (this “Agreement”), which is dated December 29, 2017 (the “Effective Date”), are Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), and KonaRed Corporation, a Nevada corporation (“KonaRed”). Lincoln Park and KonaRed are each respectively referred to herein as a “Party” and collectively as “the Parties.”

WHEREAS, the Parties have entered into the following agreements prior to the Effective Date (collectively, the “Contracts”):

a. Purchase Agreement, dated February 3, 2014.

b. Registration Rights Agreement, dated as of February 3, 2014.

c. Purchase Agreement, dated as of June 16, 2015.

d. Amended and Restated Warrant (to purchase 1,136,364 shares - initial exercisability date of January 27, 2014).

e. Registration Rights Agreement, dated as of June 16, 2015.

f. Securities Purchase Agreement dated August 18, 2015.

g. Senior Convertible Note issued August 18, 2015, including its $250,000 principal amount and all accrued interest thereon.

h. Securities Purchase Agreement, dated as of November 23, 2015.

i. Senior Convertible Note issued November 23, 2015.

j. Notes maturities extension letter agreement, dated as of December 6, 2016.

k. Warrant exercise and issuance of warrants letter agreement, dated as of May 9, 2017.

l. Warrant to purchase 3,750,000 shares of KonaRed common stock, issued on or about August 18, 2015.

m. Warrant to purchase 5,000,000 shares of KonaRed common stock, issued on or about November 23, 2015.

n. Warrant to purchase 7,000,000 shares of KonaRed common stock, issued on or about December 6, 2016.

o. Warrant to purchase 5,000,000 shares of KonaRed common stock, issued on or about May 9, 2017.

WHEREAS, the Parties desire to fully and finally settle all claims between them with respect to the Contracts in existence on the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1. Payment. In consideration for Lincoln Park’s agreements and releases contained herein, KonaRed hereby agrees to:

a. Pay to Lincoln Park $140,034.73 in cash by no later than December 31, 2017. (Such amount shall bear no interest before such due date.)

b. Pay to Lincoln Park $23,339.12 in cash in each of the first six (6) calendar months of 2018, in each case by no later than the last day of such respective calendar month. Such payment obligation is evidenced by a new promissory note (the “New Note”), attached hereto as Exhibit A. (Such respective amounts shall bear no interest before such respective due dates.)

c. Issue to Lincoln Park eight million (8,000,000) shares of validly-issued, fully-paid, non-assessable, unregistered common stock of KonaRed (the “8 Million Shares,” and together with the New Note, the “Securities”) within three (3) business days after the Effective Date.

2. Release By Lincoln Park. In consideration of the promises and payments provided for in this Agreement, Lincoln Park, for itself and its current, former and future subsidiaries, affiliates, related entities, creditors, fiduciaries, predecessors, successors, officers, directors, managers, members, stockholders, agents, employees, and assigns, hereby fully and forever releases and discharges KonaRed and its current, former and future subsidiaries, affiliates, related entities, creditors, fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees, and assigns (collectively, “KonaRed Releasees”), with respect to any and all rights, claims, liabilities and causes of action, of every nature, kind and description, absolute or contingent, liquidated or unliquidated, in law, equity or otherwise, which have arisen, occurred or existed at any time before the Effective Date. Without limitation, contract rights are deemed to constitute rights/claims/liabilities for this purpose and accordingly all promissory notes, warrants and other contract rights in existence prior to the Effective Date are hereby entirely surrendered and terminated.

However, Lincoln Park does not release (i) any rights to enforce this Agreement; (ii) any claims it is precluded from waiving by operation of law; (iii) any rights it is entitled to as a holder of KonaRed’s common stock; (iv) all rights, claims and liabilities it is entitled under the New Note; (v) its rights to indemnification and payment of defense costs, under applicable law or any indemnification provision contained in any of the Contracts; or (vi) any claims (but not, except as set forth in (ii) and (v) above, under any of the Contracts) that may arise after the Effective Date.

3. Release By KonaRed. KonaRed, for itself and its current, former and future subsidiaries, affiliates, related entities, creditors, fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees, and assigns, hereby fully and forever releases and discharges Lincoln Park and its current, former and future subsidiaries, affiliates, related entities, creditors, fiduciaries, predecessors, successors, officers, directors, managers, members, stockholders, agents, employees, and assigns (collectively, “Lincoln Park Releasees” and together with the KonaRed Releasees, the “Releasees”), with respect to any and all rights, claims, liabilities and causes of action, of every nature, kind and description, absolute or contingent, liquidated or unliquidated, in law, equity or otherwise, which have arisen, occurred or existed at any time before the Effective Date.

However, KonaRed does not release (i) any rights to enforce this Agreement; (ii) any claims it is precluded from waiving by operation of law; or (iii) any claims (but not, except as set forth in (ii) above, under any of the Contracts) that may arise after the Effective Date.

4. Waiver of Rights. Lincoln Park expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Lincoln Park agrees that it will not use any substantially similar common law principle or other federal or state statute to defeat the intent of this Section 4, and to that extent it waives any such substantially similar common law principle or other federal or state statute.

5.     Release Applies To All Claims. Each Party expressly agrees and understands that the release given by it pursuant to this Agreement applies to all unknown, unsuspected, and unanticipated rights, claims, liabilities, and causes of action which it may have against any of the applicable set of Releasees, and this release shall be fully effective even in the event that either Party hereafter discovers facts in addition to, or different from, those which it now knows or believes to be true.

6. No Prior Assignment of Claims. Each Party represents and warrants to the other Party that it has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any interest in the rights, claims, liabilities or causes of action it is releasing in this Agreement.

7.  Securities Position. Lincoln Park represents and warrants that as of immediately before this Agreement, its holdings of outstanding KonaRed common stock consisted of exactly 1,349,456 shares of KonaRed common stock (including 1,136,364 shares owned of record and 213,092 shares owned beneficially but held in street name). Based on such representation and warranty, KonaRed confirms that Lincoln Park’s ownership of such 1,349,456 shares is expressly excluded from this Agreement and need not be surrendered or forgone in connection with this Agreement.

8.   Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties hereto with respect to the matters referred to herein and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral, with regard to the subject matter of this Agreement. The Parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the Parties. No other representations, warranties, covenants, undertakings, commitments, promises or other prior or contemporary agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the Parties. The Parties acknowledge that each Party has not relied, in deciding whether to enter into this Agreement on this Agreement’s expressly stated terms and conditions, on any representations, warranties, covenants, undertakings, commitments, promises or agreements, which are not expressly set forth within this Agreement.

9. Facilitation. Each Party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Agreement, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Agreement.

10. This Agreement Is Reasonable. The Parties acknowledge that this Agreement is reasonable, valid, and enforceable.

11. Waiver, Amendment, and Modification of Agreement. The Parties agree that no waiver, amendment, or modification of any of the terms and/or conditions of this Agreement shall be effective unless in writing and signed by the persons affected by the waiver, amendment, or modification. No waiver of any term, condition or default of any term of this Agreement shall be construed as a waiver of any other term, condition or default.

12. Counterparts. This Agreement may be signed in counterparts and said counterparts shall be treated as though signed as one document. Delivery of signed counterparts electronically (e.g., by .pdf attachment to email) shall be deemed valid delivery for all purposes.

13. Attorneys’ Fees and Costs. Each Party shall be responsible for all of its own legal fees and costs, including but not limited to those incurred in connection with the negotiation, preparation and entering into of this Agreement. In the event of any legal, arbitration or administrative proceedings after the date of this Agreement with respect to any claim covered by the release provisions of this Agreement, or with respect to enforcement or interpretation of this Agreement, if a Party hereto is the prevailing Party, it shall be entitled to recover its reasonable attorneys’ fees and costs.

14. California Law. This Agreement and its terms shall be governed by and construed under California law, without regard to conflict-of-law principles.

15. Representation by Counsel; No Coercion. Each of Lincoln Park and KonaRed hereby acknowledge, represent, and warrant that it has, in connection with this Agreement and all matters, claims and disputes within the scope of this Agreement, been represented by, consulted with and advised by qualified and competent legal counsel, before the execution of this Agreement. Each Party confirms that it has read this Agreement carefully, and understands the import and substance of each and all of the terms set forth in this Agreement. Each Party understands and agrees that if any of the facts or matters upon which it now relies in making this Agreement hereafter prove to be otherwise, this Agreement will nonetheless remain in full force and effect. Each Party is entering this Agreement voluntarily, without any coercion, and based upon such Party’s own judgment.

16. No Presumption from Drafting. Given that the Parties have had the opportunity to draft, review, and edit the language of this Agreement with the assistance and advice of counsel, no presumption for or against either Party arising out of drafting all or any part of this Agreement shall be applied in any action or proceeding involving this Agreement. Accordingly, the Parties hereby waive the benefit of any federal, state or local law or principle, providing that in cases of uncertainty, language of a contract should be interpreted against the Party who caused the uncertainty to exist. This Agreement is the product of a negotiated, bargained-for exchange of mutual valuable consideration.

17. Covenant Not To Sue. Lincoln Park agrees that it shall not initiate, institute, commence, participate in, continue, file, or otherwise prosecute, whether directly or indirectly, or through a third Party, any action, lawsuit, cause of action, arbitration, administrative proceedings, claim, demand, or legal proceedings for or arising out of or relating to any right, claim, etc. released hereby.

18. Covenant Not To Assist. Lincoln Park agrees that it shall never recommend, encourage, solicit, assist (including without limitation by disclosing or allowing the disclosure of investigative materials or information contained therein), participate in or cooperate with, whether directly or indirectly, or through a third party, any person in connection with any action, lawsuit, cause of action, arbitration, administrative proceedings, claim, demand, or legal proceedings against KonaRed with regard to any matter which is similar to and/or which arises out of the same general facts as any right, claim, etc. released hereby.

19.     Severability. This Agreement is severable. If any portion(s) of this Agreement is found to be unenforceable, the portion(s) shall be construed in such a manner as will to the maximum extent possible enable such portion(s) to be enforceable, the remaining portions of this Agreement shall be enforced to the maximum extent possible, and the unenforceable portion shall not affect the enforceability of the remaining provisions.

20. Effect of Settlement. The Parties each acknowledge and agree (a) that the terms specified in this Agreement are a full and complete compromise of matters involving disputed issues of law and fact; (b) that neither any Party’s agreement to these terms nor any Party’s statement made during the negotiations for this Agreement shall be considered, nor shall they be, admissions by any Party hereto; and (c) that no past or present wrongdoing shall be implied or claimed on the part of the Parties to this Agreement.

21. No Admissions by Parties. Nothing contained in this Agreement is intended to, or shall be deemed or construed to, be an admission by any Party hereto, for any wrongdoing or liability whatsoever. For avoidance of doubt: this Agreement shall not be construed as an admission by KonaRed of any improper, wrongful or unlawful actions, or any wrongdoing against Lincoln Park, and KonaRed specifically denies and disclaims any liability to or wrongful acts against Lincoln Park on the part of KonaRed or any KonaRed Releasees.

22. No Rush Toward Agreement. Lincoln Park acknowledges that it executes this Agreement having had sufficient time within which to consider its terms.

23. Securities-Law Matters.

a. Lincoln Park represents that it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”).

b. Lincoln Park represents that it is acquiring the Securities for its own account for investment only and not view a view to any distribution thereof which would be violative of the Securities Act or any other federal or state securities law.

c. Lincoln Park represents that it:

i. has had an opportunity to review KonaRed’s filings made with the Securities and Exchange Commission,

ii. has had an opportunity to ask questions and receive answers from the officers of KonaRed as necessary to make a deliberate and informed decision as to whether to enter into this Agreement on the terms provided in this Agreement, including without limitation questions and answers regarding the capitalization, business, properties, prospects and financial condition of KonaRed,

iii. has reviewed the merits and risks of the transaction contemplated by this Agreement,

iv. has requested, received and reviewed from KonaRed all information which Lincoln Park considers would be material to Lincoln Park’s investment decision, and

v. has been advised to, and given the opportunity to, consult with independent legal and financial counsel of Lincoln Park’s own choosing with respect to this Agreement;

and accordingly Lincoln Park believes it has received all information it considers necessary or appropriate for deciding whether to enter into this Agreement and (among other things) surrender its warrants and acquire the Securities.

d. Lincoln Park understands the significant risks of investment in the Securities.

e. Lincoln Park understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from KonaRed in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, Lincoln Park represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Lincoln Park acknowledges that KonaRed has no obligation to register or qualify the Securities for resale or to cause any elements of Rule 144 resale eligibility to be satisfied.

f. Lincoln Park understands that KonaRed is in the process of “going dark” (terminating its common stock’s registration under the Securities Exchange Act of 1934 and suspending its reporting obligations under the Securities Exchange Act of 1934 and the Securities Act), and that going dark will negatively affect the liquidity of the 8 Million Shares.

g. Lincoln Park understands that KonaRed has made no assurances that a liquid public market now exists, or that that a liquid public market (or any public market) will exist in the future, for the 8 Million Shares.

h. Lincoln Park represents that neither (i) Lincoln Park, (ii) any of Lincoln Park’s directors, executive officers or managers, nor (iii) any person that would be deemed a beneficial owner of the Securities (in accordance with Rule 506(d) under the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

i. Lincoln Park represents that neither Lincoln Park, nor any of its officers, employees, agents, directors, members or managers has engaged the services of a broker, investment banker or finder in connection with this Agreement or the Securities or agreed to pay any commission, fee or other remuneration to any third party in connection therewith.

j. Lincoln Park acknowledges that it is against the law to purchase or sell securities on the basis of material non-public information unless one’s counterparty possesses the same material non-public information.

24. Representations and Warranties of KonaRed. KonaRed hereby represents and warrants that:

a. KonaRed is a duly incorporated and validly existing corporation under the laws of the State of Nevada;

b. (i) KonaRed has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the New Note and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Agreement and the New Note by KonaRed and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Securities, have been duly authorized by the KonaRed’s Board of Directors and no further consent or authorization is required by the KonaRed, its Board of Directors or its stockholders, (iii) this Agreement and the New Note have been duly executed and delivered by KonaRed and (iv) this Agreement and the New Note each constitutes, the valid and binding obligations of KonaRed enforceable against KonaRed in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

c.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the 8 Million Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions (other than a customary restricted-securities securities-law legend), rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of KonaRed common stock.

c. Neither the execution, delivery or performance of this Agreement nor the authorization or issuance of the Securities has constituted or resulted in, or will constitute or result in, a default or violation in any material respect by KonaRed of any law or regulation or any term or provision of KonaRed’s Articles of Incorporation or Bylaws or any contract to which KonaRed is a party.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Settlement Agreement and General Release.

KONARED CORPORATION

By: /s/ Kyle Redfield

Kyle Redfield, Chief Executive Officer

LINCOLN PARK CAPITAL FUND, LLC

By: Lincoln Park Capital Partners, LLC

By: Rockledge Capital Corporation

By: /s/ Josh Scheinfeld

Josh Scheinfeld, President

EXHIBIT A

FORM OF NEW NOTE

PROMISSORY NOTE

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

KONARED CORPORATION

PROMISSORY NOTE

Issuance Date: December [ ], 2017	Original Principal Amount: $140,034.72

FOR VALUE RECEIVED, KONARED CORPORATION, a Nevada corporation (the “Company”), hereby promises to pay to the order of LINCOLN PARK CAPITAL FUND, LLC or its registered assigns (“Holder”) the amount set out above as the original principal amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This promissory note (this “Note”, including all promissory notes issued in exchange, transfer or replacement hereof, collectively, the “Notes”) is issued pursuant to the Settlement Agreement (as defined below) on the Issuance Date.

1.             PAYMENTS OF PRINCIPAL. On or before each of January 31, 2018, February 28, 2018, March 31, 2018, April 30, 2018, May 31, 2018 and the Maturity Date, the Company shall pay to the Holder $23,339.12 in cash.

2.             INTEREST. This Note shall not accrue interest.

3.            RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s failure to pay to the Holder any amount of Principal, Late Charges or other amounts when and as due under this Note, except, in the case of a failure to pay Principal and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) calendar days after written notice to the Company of such default;

(ii)         the occurrence of any default under, redemption of or acceleration prior to maturity of any (i) indebtedness, liabilities and other obligations of the Company or with respect to which the Company is a guarantor, whether outstanding on the Issuance Date or hereafter created, to banks, insurance companies or other lenders or thrifts engaged in the business of lending money,

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whether or not secured and (ii) any deferrals, renewals or extensions or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, only if such acceleration or redemption obligation remains in effect for a period of five (5) calendar days following the occurrence thereof;

(iii)        bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(iv)         the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or

(v)        the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days.

(b)           Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) to the Holder. Upon the occurrence of the Event of Default this Note shall accelerate and all Principal shall become due and payable.

4.           AMENDING THE TERMS OF THIS NOTE.  The prior written consent of the Holder shall be required for any change or amendment to this Note.

5.           TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

6.           REISSUANCE OF THIS NOTE. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the outstanding Principal being transferred by the Holder

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and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred.

7.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

8.           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

9.           FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.           NOTICES; CURRENCY; PAYMENTS.

(a)           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to (a) in the case of the Company, to KonaRed Corporation, 1101 Via Callejon #200, San Clemente, CA 92673, Telephone Number (808) 212-1553, Fax: (808) 442-9922, Attention: Shaun Roberts or John Dawe, with a copy (which shall not constitute notice) to [Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, Telephone Number (212) 930-9700, Fax (212) 930-9725, Attention: Gregory Sichenzia, Esq.], and (b) in the case of the Investor, to Lincoln Park Capital Fund, LLC, 440 North Wells, Suite 410, Chicago, IL 60654, Telephone Number: (312) 822-9300, Fax: (312) 822-9301, Attention: Rick Vogel, with a copy (which shall not constitute notice) to K&L Gates, LLP, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3900, Miami, FL 33131, Telephone Number (305) 539-3306, Fax: (305) 358-7095, Attention: Clayton Parker, Esq. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)           Currency.  All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)           Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on

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such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

11.           CANCELLATION. After all Principal, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

12.           WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

13.           GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by certified mail, return receipt requested, postage prepaid to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.         MAXIMUM PAYMENTS.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

15.         CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)           “Maturity Date” shall mean June 30, 2018 provided, however, the Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default.

(c)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

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(d)           “Settlement Agreement” means that certain Settlement Agreement and Release, dated as of the Issuance Date, by and between the Company and the Holder pursuant to which, among other things, the Company issued this Note.

(e)           “Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

KONARED CORPORATION

By:
Name:
Title:

Promissory Note - Signature Page